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                                                                    Exhibit 99.1

[KOPIN CORPORATION LETTERHEAD]

FOR IMMEDIATE RELEASE

Richard Sneider, CFO             or            Ehren Lister, Account Executive
Kopin Corporation                              Sharon Merrill Associates, Inc.
(508) 824-6696                                 (617) 542-5300
rsneider@kopin.com                             elister@investorrelations.com
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                    KOPIN CORPORATION ANNOUNCES OFFERING OF
                        3,000,000 SHARES OF COMMON STOCK

TAUNTON, Mass., November 14, 2001 - Kopin Corporation (Nasdaq: KOPN) announced today that it has entered into an underwriting agreement with Credit Suisse First Boston for the sale by the Company of 3,000,000 shares of its common stock to Credit Suisse First Boston. Credit Suisse First Boston is offering the shares to the public through a prospectus supplement to the Company's effective shelf registration statement at a price of $14 per share.

A copy of the prospectus and the prospectus supplement may be obtained from Credit Suisse First Boston Corporation, Prospectus Department, Eleven Madison Avenue, New York, New York 10010, (212) 325-2580.

The Company plans to use the net proceeds to provide additional funds for working capital and other general corporate purposes that may include, among other things, an increase in the production capabilities of its III-V and CyberDisplay products. The Company may also use a portion of the net proceeds to acquire or invest in businesses, products, services or technologies complementary to its current business, through mergers, acquisitions, joint ventures or otherwise.

ABOUT KOPIN CORPORATION

Kopin is a leading developer and manufacturer of high-resolution, flat-panel display products and HBT wafers for telecommunications and digital imaging applications that enhance the delivery and presentation of video, voice and data. The Company has combined advanced AMLCD and integrated circuit technology to produce its CyberDisplay(TM) family of ultra-small, high-density imaging devices. The Kopin CyberDisplay family has won many international awards for innovation in the past two years, and now includes the CyberDisplay 1280, 640C, 640M, 320 and 320C - providing OEMs with powerful, high-quality display solutions for devices including consumer electronics such as camcorders, digital cameras and next-generation Internet wireless handsets. Telecommunication providers are using Kopin's HBT transistor wafers for power amplifier circuits used in wireless digital phones, and gigabit circuits for broadband and Internet data transmission. For more information about Kopin, please visit Kopin's Web site at www.kopin.com.

                                     -more-

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Statements in this news release about the planned use of net proceeds from the sale of stock from Kopin Corporation's universal shelf registration statement may be considered "forward-looking" statements under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties including, but not limited to, the Company's history of losses and accumulated deficit, the Company's ability to increase CyberDisplay production capacity and reduce CyberDisplay production costs, general economic and business conditions and growth in the wireless and fiber optic communications markets, the impact of competitive products and pricing, dependence on third parties for integrated circuit chip sets and other critical raw materials, availability of integrated circuit fabrication facilities, cost and yields associated with production of the Company's CyberDisplay imaging devices and III-V products, loss of significant customers, acceptance of the Company's products, continuation of strategic relationships and other risk factors and cautionary statements listed in the Company's universal shelf registration statement on Form S-3 and other reports filed from time to time with the Securities and Exchange Commission.



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